EXHIBIT 11.1

                               BTI TELECOM CORP.

                    COMPUTATION OF EARNINGS PER COMMON SHARE

              (IN THOUSANDS, EXCEPT SHARE INFORMATION; UNAUDITED)


                                                                      TWELVE MONTHS ENDED DECEMBER 31,
                                                                  ---------------------------------------
                                                                      1996        1997          1998
                                                                  ------------  ---------    ----------
PRIMARY EARNINGS PER COMMON SHARE

Net earnings (loss) applicable to common stock................... $      2,606  $   (10,639)$     (38,233)
                                                                  ============  =========== =============
Primary average shares outstanding...............................  200,000,000  172,603,000   100,000,000
                                                                  ============  ===========   ===========
Earnings (loss) per common share................................. $        .01  $      (.06)$        (.38)
                                                                  ============  =========== =============

FULLY DILUTED EARNINGS PER COMMON SHARE

Net earnings (loss) applicable to common stock................... $      2,606  $   (10,639)$     (38,233)
                                                                  ============  =========== =============
Primary average shares outstanding...............................  200,000,000  172,603,000   100,000,000
                                                                   ===========  ===========   ===========
Fully diluted average shares outstanding.........................  200,000,000  172,603,000   100,000,000
                                                                  ============  =========== =============
Earnings (loss) per common share................................. $        .01  $      (.06)$        (.38)

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